As filed with the Securities and Exchange Commission on September 21, 2005
                                   Registration Nos. 333-117953
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------


                             ESCO TECHNOLOGIES INC.
             (Exact Name of Registrant as Specified in Its Charter)

       Missouri                                             43-1554045
(State or Other Jurisdiction of Incorporation            (I.R.S. Employer )
 or Organization)                                         Identification No.

                               9900A Clayton Road
                            St. Louis, MO 63124-1186
          (Address of Principal Executive Offices, Including Zip Code)
          ------------------------------------------------------------

                ESCO TECHNOLOGIES INC. 2001 STOCK INCENTIVE PLAN
             ESCO TECHNOLOGIES INC. 2004 INCENTIVE COMPENSATION PLAN
                            (Full title of the Plan)

                             Alyson S. Barclay, Esq.
                  Vice President, Secretary and General Counsel
                             ESCO Technologies Inc.
                               9900A Clayton Road
                            St. Louis, MO 63124-1186
                                 (314) 213-7200
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)
 -------------------------------------------------------------------------------

                                EXPLANATORY NOTE

This Post-Effective Amendment to the ESCO Technologies Inc. (the "Company") Registration Statements on Form S-8 (Nos. 333-117953 and 333-85268) (the "Registration Statements"), which relate to the Company's equity-based employee benefit plans, is filed by the Company pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act"), to reflect a one hundred percent increase in the number of shares of common stock, $0.01 par value, of the Company (the "Common Stock") covered by such Registration Statements as a result of the Company's two-for-one stock split effected in the form of a one hundred percent stock dividend payable September 23, 2005, to shareholders of record on September 9, 2005.

Pursuant to Rule 416(a) under the Securities Act, the Registration Statements are also amended to cover any additional shares of Common Stock which may be issued under the applicable equity-based compensation plans to prevent dilution resulting from any subsequent stock splits, stock dividends or similar transactions.

The contents of the Registration Statements are hereby incorporated by reference pursuant to General Instruction E on Form S-8.

PART I   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

          Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

          Not required to be filed with this Registration Statement.

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

          Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 4. Description of Securities.

          Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 5. Interests of Named Experts and Counsel.

          Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 6. Indemnification of Directors and Officers.

          Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 7. Exemption from Registration Claimed.

          Not applicable.

Item 8. Exhibits.

Exhibit No.      Description        Filed Herewith or Incorporated by Reference

4.1 Specimen Common Stock Certificate Incorporated  by reference  to  Form 10-Q for the fiscal quarter ended June 30, 2000, at Exhibit 4(a)

4.2 Specimen Rights Certificate        Incorporated  by reference  to Current
                                       Report on Form 8-K dated February 3,
                                       2000,  at Exhibit B to Exhibit 4.1

4.3 Rights Agreement dated as of       Incorporated  by reference  to Current
    September 24, 1990 (as amended     Report on  Form  8-K  dated February 3,
    and  restated  as  of February 3,  2000, at Exhibit 4.1
    2000)  between the  Registrant
    and  Registrar and Transfer
    Company, as successor Rights Agent

4.4 Credit  Agreement  dated  as  of   Incorporated  by reference to Form 10-K
    October 6, 2004, among the         for the fiscal year ended September 30,
    Registrant,  Wells Fargo Bank,     2004, at Exhibit 4.4
    N.A., as  agent, and the
    lenders listed therein

5   Opinion of Counsel

23.1 Consent of Counsel (included
     in Exhibit 5)

23.2 Consent of KPMG LLP

24   Power of Attorney (included
     on the Signatures pages
     of the Registration Statements)

Item 9.Undertakings

          Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ladue, state of Missouri, on this 20th day of September, 2005.

                                              ESCO TECHNOLOGIES INC.

                                              By: /s/ T.B. Martin
                                                  ----------------
                                                  T.B. Martin
                                                  Assistant Secretary and
                                                  Associate General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                      Title                 Date

/s/ *                Chairman, Chief Executive Officer and    September 20, 2005
----------------     Director (principal executive officer)
V. L. Richey, Jr.

/s/ *                President, Chief Operating Officer and  September 20, 2005
----------------     Director
C. J. Kretschmer

/s/ *                Vice President and Chief Financial      September 20, 2005
--------------       Officer (principal financial and
G. E. Muenster       accounting officer)

/s/ *                 Director                               September 20, 2005
---------------
W. S. Antle III

/s/ *                 Director                               September 20, 2005
---------------
J. M. McConnell

/s/ *                 Director                               September 20, 2005
------------
L. W. Solley

/s/ *                  Director                              September 20, 2005
-------------
J. M. Stolze

/s/ *                  Director                               September 20, 200
--------------
D. C. Trauscht

/s/ *                  Director                              September 20, 2005
------------
J. D. Woods

*/s/T.B. Martin                                              September 20, 2005
---------------
T.B. Martin
Assistant Secretary and
Associate General Counsel
By power of attorney

                                  EXHIBIT INDEX

Exhibits are listed by number corresponding to the Exhibit Table of Item 601 in Regulation S-K.

5             Opinion of Counsel.
23.1          Consent of Counsel (included in Exhibit 5)
23.2          Consent of KPMG LLP.
24            Power of Attorney (included on the Signatures pages of the
              Registration Statements)

See Item 8 for a list of exhibits incorporated by reference.